Exhibit 99.1

[XL Capital Logo Omitted]


                                                         XL Capital Ltd
                                                         XL House
                                                         One Bermudiana Road
                                                         P. O. Box HM 2245
                                                         Hamilton HM JX
                                                         Bermuda

                                                         Phone: (441) 292-8515
                                                         Fax:   (441) 292-5280
Press Release

IMMEDIATE

Contact:     David Radulski                   Roger R. Scotton
             Investor Relations               Media Relations
             (441) 294-7460                   (441) 294-7165


 XL CAPITAL LTD ANNOUNCES THAT UNDERWRITERS EXERCISED THEIR OPTION TO PURCHASE
                           ADDITIONAL ORDINARY SHARES

Hamilton, Bermuda (December 8, 2005) - XL Capital Ltd ("XL" or the "Company") (NYSE: XL) announced today that the underwriters exercised their option to purchase an additional 5,076,900 ordinary shares in connection with XL's previously announced plans to sell 33,846,000 of ordinary shares and $745,000,000 of equity security units.

Following closing of both offerings tomorrow, total gross proceeds to XL are expected to be approximately $3.2 billion.

The joint book-running managers for the offerings are Goldman, Sachs & Co. and Citigroup Corporate and Investment Banking. A copy of the prospectuses meeting the requirements of Section 10 of the Securities Act of 1933 may be obtained from either (i) Citigroup Corporate and Investment Banking, Attn: Prospectus Department, Brooklyn Army Terminal, 140 58th Street, 8th Floor, Brooklyn, New York 11220 or by calling (718) 765-6732; or (ii) Goldman, Sachs & Co., Attn:
Prospectus Department, 85 Broad St., New York, NY 10004 or by faxing 212-902-9316 or by emailing prospectus-ny@ny.email.gs.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the ordinary shares, equity security units or any other securities, nor will there be any sale of the ordinary shares, equity security units or any other securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

XL Capital Ltd, through its operating subsidiaries, is a leading provider of insurance and reinsurance coverages and financial products and services to industrial, commercial and professional service firms, insurance companies and other enterprises on a worldwide basis. As of September 30, 2005, XL Capital Ltd had consolidated assets of approximately $54.9 billion and consolidated shareholders' equity of approximately $7.0 billion. More information about XL Capital Ltd is available at www.xlcapital.com.

                                    #   #   #

This press release contains forward-looking statements. Statements that are not historical facts, including statements about XL's beliefs, plans or expectations, are forward-looking statements. These statements are based on current plans, estimates, and expectations. Actual results may differ materially from those included in such forward-looking statements and therefore you should not place undue reliance on them. A non-exclusive list of the important factors that could cause actual results to differ materially from those in such forward-looking statements includes the following: (a) changes in the size of XL's claims relating to the hurricane and other natural catastrophe losses due to the preliminary nature of some of the reports and estimates of loss and damage to date; (b) the timely and full recoverability of reinsurance placed by XL with third parties, or other amounts due to XL, including, without limitation, amounts due to XL from Winterthur Swiss Insurance Company (i) in connection with the independent actuarial process or (ii) under other contractual arrangements; (c) greater frequency or severity of claims and loss activity than XL's underwriting, reserving or investment practices anticipate based on historical experience or industry data; (d) trends in rates for property and casualty insurance and reinsurance; (e) developments in the world's financial and capital markets that adversely affect the performance of XL's investments or access to such markets; (f) changes in general economic conditions, including foreign currency exchange rates, inflation and other factors; and (g) the other factors set forth in XL's most recent reports on Form 10-K, Form 10-Q, and other documents on file with the Securities and Exchange Commission, as well as management's response to any of the aforementioned factors. XL undertakes no obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future developments or otherwise.